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                                                                   EXHIBIT 10.13


                           [ABN AMRO INC. LETTERHEAD]




Mr. William B. Cheeseman
Chief Executive Officer
American Physicians Capital, Inc.
1301 North Hagadorn Road
East Lansing, Michigan 48823

Dear Bill:

         ABN AMRO Incorporated ("AAI" or the "Managing Underwriter") is pleased to set forth the terms of this engagement letter agreement (the "Agreement") relating to our retention in connection with the proposed conversion of Mutual Insurance Corporation of America ("MICOA") and the proposed offering of shares of common stock (the "Shares") in American Physicians Capital, Inc. (the "Company") in: (i) a subscription offering to policyholders, officers and directors of the Company (the "Subscription Offering"); (ii) a best efforts offering to other people with whom the Company has a relationship (the "Best Efforts Offering"); and (iii) a firm commitment underwritten offering to all other persons (the "Underwritten Offering," and, collectively with the Best Efforts Offering and Subscription Offering, the "Offerings").

1.      DESCRIPTION OF ENGAGEMENT.

        (a) Conversion. The Company and AAI hereby agree that AAI will act as Lead Advisor to the Company on its proposed conversion. In this regard and subject to the terms of this letter, AAI will, or will stand ready to, provide advice in connection with the Plan of Conversion, including:

            (i)   the structuring of the conversion and the Offerings;

            (ii) making itself available to assist management of the Company with appropriate presentations regarding the conversion to the Company's Board of Directors;

            (iii) conducting a thorough financial review of the Company, including an evaluation of its financial condition and prospects;

            (iv) assisting in the preparation of the Plan of Conversion and related documentation;




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            (v)   assisting in the preparation of the Registration Statement with respect to the Offerings to be filed with the Securities and Exchange Commission;

            (vi) providing advice in connection with the execution of the Offerings, including updating management on market conditions and pricing considerations; and

            (vii) reviewing the report issued by the independent appraiser establishing the pro forma market valuation of the converted company and the valuation range.

        (b) Offerings. The Company hereby agrees that should it proceed with the Offerings, it shall retain AAI (through its ABN AMRO Rothschild division) to serve, and AAI, subject to the terms of this Agreement (including without limitation Paragraph 12 hereof), agrees to act, as sole bookrunner and lead manager of the Underwritten Offering and as placement agent of the Subscription Offering and the Best Efforts Offering.

            In the capacity of lead manager and subject to the terms of this Agreement, AAI proposes to organize and manage a group of underwriters who will purchase from the Company the Shares to be sold in the Underwritten Offering. The Managing Underwriter will be responsible for selecting the members of the underwriting syndicate, and determining the role of each syndicate member, including, without limitation, underwriting commitment, selling retention and the allocation of syndicate expenses, sales commissions and underwriting and management fees. AAI will not include any firm in the underwriting syndicate without the approval of the Company, which approval will not be unreasonably withheld.

            The terms of this Agreement shall extend from the date of this letter for a period of twelve months thereafter, and may be extended on a month-to-month basis by mutual written consent of the parties hereto, hereinafter as it may be extended referred to as the "Term."

2. UNDERWRITTEN OFFERING. It is presently contemplated that the Underwritten Offering will consist of all unsold Shares remaining to be sold by the Company, after the termination of the Subscription Offering and the Best Efforts Offering, excluding the over-allotment. The underwriters will be granted an option by the Company to purchase up to fifteen percent (15%) of the total amount of Shares in the Underwritten Offering solely for the purpose of covering over-allotments.

3. ABN AMRO BANK N.V. ROLE. In connection with providing the structuring and advisory services hereunder, the Company acknowledges that AAI may involve employees of ABN AMRO Bank N.V. (the "Bank") who have relevant industry experience. The Bank shall have the full benefit of provisions 6 and 7 hereof as

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    specifically provided therein as if the Bank were a party to this Agreement.
    Neither the Bank nor any of its affiliates are obligated to lend money or otherwise extend debt or equity financing in connection with this Agreement. Any financing undertaken by the Bank or its affiliates shall be made subject to the request of the Company and to internal approval of the Bank and shall be made in writing under a separate letter.

4. COMPENSATION. In consideration of the structuring and advisory services provided by AAI in connection to the Offerings, as well as other aspects of the proposed plan of conversion, the Company hereby agrees to pay a fee (the "Financial Advisory Fee") in the amount of $950,000 at closing of the Offerings. The Financial Advisory Fee will be reduced by the amount of any management fees retained by AAI as part of the underwriting discount (it being understood that the management fee component of the underwriting discount will be customary for a transaction of this type) agreed at the time of the Underwritten Offering and reflected in the underwriting agreement in connection therewith, although not to a number less than zero.

    The Financial Advisory Fee shall be payable in immediately available funds on the closing date of the Offerings regardless of whether such closing occurs during the Term. Except as expressly provided in the last sentence of Paragraph 11(a) hereof, the Company's obligation to pay the Financial Advisory Fee shall be contingent solely upon the closing of the Offerings. The Financial Advisory Fee shall not include any fees earned by AAI or others for furnishing services other than as provided herein.

5. EXPENSES. In addition to the Financial Advisory Fee described in paragraph 4 above, the Company agrees to promptly reimburse AAI, upon request, for all reasonable out-of-pocket expenses incurred in performing the structuring and advisory services hereunder, regardless of whether any of the Offerings are consummated.

6. INDEMNIFICATION. The Company agrees to: (1) indemnify and hold harmless AAI, its directors, officers, affiliates, agents, employees, and any individual(s) who may be deemed to control AAI (collectively, "Indemnified Persons") against all losses, claims, damages, penalties, judgments, liabilities and expenses of every kind whatsoever (including, without limitation, all expenses of litigation or preparation therefor, including reasonable attorney's fees, whether or not an Indemnified Person is a party thereto) (collectively, "Liabilities") which any of the Indemnified Persons may pay, be subject to or incur arising out of or relating to any transactions or activities contemplated by this Agreement or the engagement of AAI pursuant to, and the performance by AAI or its affiliates of the services contemplated by, this Agreement; (2) reimburse any Indemnified Person for all expenses (including, without limitation, fees and disbursements of counsel) as they are incurred by AAI or any such other Indemnified Person in connection with


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    the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Person is a party; and (3) expressly and irrevocably waives any and all rights and objections which it may have against any Indemnified Persons in respect of any Liabilities arising out of or relating to this Agreement or the Offerings, except to the extent that such Liabilities arise primarily from AAI's gross negligence or willful misconduct; provided, however, that the indemnification pursuant to this Paragraph 6 shall remain absolute with respect to any loss, claim, damage or liability arising out of any untrue statement of a material fact contained in any offering documentation or the omission therefrom of a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made.

    The Company further agrees not to settle any claim, litigation or proceeding (whether or not any Indemnified Person is a party thereto) relating to this Agreement or the Offerings unless: (1) such settlement releases all the Indemnified Persons from any and all Liabilities related to this Agreement or the Offerings; and (2) the entire settlement amount and all costs of settlement are borne by the Company.

    For the purposes of this Indemnification provision, the Company irrevocably submits to the non-exclusive jurisdiction of any court in which a claim relating to this Agreement or the Offerings is properly brought against an Indemnified Person and irrevocably waives any objection as to venue or forum.

    An Indemnified Person shall have the right to employ their own counsel in any suit, action or proceeding arising from this Agreement or the Offerings if the Indemnified Person reasonably concludes, based on a written opinion of counsel, that a conflict of interest exists between the Company and the Indemnified Person which would materially impact the effective representation of the Indemnified Person. In the event that the Indemnified Person concludes that a conflict of interest exists, the Indemnified Person shall have the right to: (1) assume and direct the defense of such suit, action, or proceeding on their own behalf (provided, however, that in such case the Company and MICOA shall be permitted to participate in such defense); and (2) to select counsel which will represent them in any such action, suit or proceeding, and the Company shall indemnify the Indemnified Person for the reasonable legal fees and expenses of such counsel and other expenses reasonably incurred by the Indemnified Person

7. PERSONS ENTITLED TO RELIANCE. The Company recognizes that AAI has been retained only by the undersigned, and that its engagement of AAI is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, affiliate, owner or partner of the Company or any other person not a party hereto as against AAI or any of AAI's affiliates, the respective directors, officers, agents and employees of AAI's affiliates or each other person, if any, controlling AAI or any


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[ABN AMRO INC. LOGO]


    of AAI's affiliates. Unless otherwise expressly stated in an opinion letter issued by AAI or otherwise expressly agreed to by AAI, no one other than the Company is authorized to rely upon the engagement of AAI or any statements or conduct by AAI.

8. CONDITIONS PRECEDENT. The proposed participation of AAI in the Offerings and its proposed undertakings set forth herein are subject to Paragraph 12 hereof, and in no event shall such participation occur without the satisfaction or waiver of the following conditions:

    (a) The Company shall have taken all necessary action to authorize the issuance of the Shares.

    (b) Completion by AAI and its counsel in a manner satisfactory to AAI in its sole discretion of the due diligence review of the Company and receipt by the Company of all necessary or advisable consents, licenses and approvals for the Company and AAI to meet their obligations hereunder.

    (c) The Company and AAI shall have negotiated, executed and delivered any and all documents necessary to conduct the Offerings, including, without limitation, an Underwriting Agreement, a Placement Agent Agreement and such other documents as are standard for a public offering, all of which documents shall contain representations, warranties, covenants, indemnities and such other terms and conditions as are standard for an offering of equity securities.

    (d) Any necessary governmental and regulatory approvals, consents and filings shall have been obtained or made.

    (e) From the date of the most recently available audited financial statements until the closing of the Offerings, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings (without regard to the effects of the one-time settlement with the IRS in 1999), operations, business affairs or business prospects of the Company as reflected in such financial statements.

    (f) All legal documentation, instruments and other matters in connection with the Offerings shall be reasonably satisfactory to AAI.

    (g) At any time prior to the closing of the purchase and sale of the Shares, the financial, political, economic or regulatory conditions in the United States or the international capital markets shall not have undergone any change or any development involving a prospective change (including the suspension of trading in securities on the major U.S. stock exchanges, or the establishment of minimum prices by any such exchange, or the establishment of any new restrictions or transactions in securities by either such exchange) which would be such as to make it, in AAI's sole judgement, impracticable to market the Shares or to enforce contracts for the sale of the Shares.



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9.  COOPERATION. In connection with AAI's activities pursuant to this Agreement, the Company will cooperate with AAI and will, to the extent possible, furnish AAI with all information and data concerning the Offerings and the Company which AAI deems appropriate and will, to the extent possible, provide AAI with access to the Company's respective officers, directors, employees, financial advisors, independent accountants and legal counsel.
    The Company represents and warrants that all information made available to AAI by the Company or contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality with respect to the Offerings will, at all times during the period of the engagement of AAI hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to AAI will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, AAI will be using and relying on information provided by the Company or information available from public sources and other sources deemed reliable by AAI without independent verification thereof by AAI or independent appraisal by AAI. AAI does not assume responsibility for the accuracy or completeness of any of this information regarding the Company.

10. OTHER OFFERINGS. The Company shall not undertake or announce any private or public offering of securities from the date hereof until the closing date of the Offerings, other than the Offerings, without AAI's prior written consent.

11. TERMINATION. (a) Termination of Engagement. This Agreement shall become effective upon the Company's acceptance of this letter by signing where indicated below. This Agreement may be terminated during the Term by either AAI or the Company giving prior written notice of termination to the other. Neither termination of this Agreement nor consummation of the Offerings contemplated herein shall affect: (i) any compensation earned by AAI up to and including the date of termination or consummation; (ii) the reimbursement of expenses incurred by AAI up to the date of termination or consummation; and (iii) Paragraphs 4-7, inclusive, of this Agreement. (b) Termination of Offerings. If the Offerings are terminated by the Company for any reason after work thereon has been started or if the Managing Underwriter determines to terminate the Underwritten Offering because of the failure of any of the conditions or covenants of the Company set forth in this letter, the Company will pay to AAI a fee equal to $350,000. The Company will also pay the fees and normal out-of-pocket expenses incurred by AAI as well as those of its counsel.

12. FINANCIAL ADVISORY. Except for Paragraphs 1, 4, 5, 6 and 7, this letter is not
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    intended to constitute a binding agreement and no other liability or obligation is created by this letter of intent. This letter cannot be construed in any way as a binding commitment by AAI or any of its affiliates to purchase the Shares, and AAI may, in its sole judgment and discretion, determine at any time not to proceed with the Underwritten Offering. Except for Paragraphs 1, 4, 5, 6 and 7, all legal obligations between the parties relating to the offer and sale of the Shares shall be only those set forth in the underwriting agreement or agency agreement, as applicable, and shall arise only when a mutually satisfactory underwriting agreement and agency agreement between the Company and AAI is executed and delivered immediately prior to the time of the such Offerings.

13. MISCELLANEOUS.

    (a) The Company may not assign this Agreement. AAI may not assign this agreement unless such assignment is to a successor or affiliate that is owned, directly or indirectly, by ABN AMRO Holding N.V.

    (b) The Company agrees that, upon consummation of the Offerings, AAI has the right to publish a tombstone advertisement in financial publications at its own expense describing its services hereunder.

    (c) This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether oral or written, of the parties with respect to the subject matter hereof. No supplement, modification or waiver of this Agreement will be binding unless in writing and executed by the parties. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision hereof nor will such waiver constitute a continuing waiver unless expressly provided.

        This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. The parities irrevocably submit to the jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Agreement and irrevocably waive any immunity from the jurisdiction thereof and any claim or defense in such action or proceeding based on a claim or improper venue, forum non conveniens or any similar basis to which they might otherwise be entitled.

    Please confirm that the foregoing is in accordance with your understanding of this

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    Agreement by signing and returning to us a copy of this letter. Please note that nothing in this letter constitutes a commitment to underwrite, provide or arrange for the placement of any Shares and that any such commitment will be evidenced exclusively by a definitive underwriting and/or agency agreement, which will contain customary representations, conditions and indemnification provisions satisfactory to us.

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                                              Very truly yours,

                                              ABN AMRO INCORPORATED



                                              By:
                                                 -------------------------------
                                                 Erik van Nispen
                                                 Managing Director

ACCEPTED AND AGREED AS OF THE DATE HEREOF:

AMERICAN PHYSICIANS CAPITAL, INC.



By:
    ---------------------------------
       William B. Cheeseman
       Chief Executive Officer

Performance of all obligations of American Physicians Capital, Inc. is hereby guaranteed by the undersigned:

MUTUAL INSURANCE CORPORATION OF AMERICA


By:
    ---------------------------------
       William B. Cheeseman
       Chief Executive Officer


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